                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 27, 2005

                               PURCHASESOFT, INC.

               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


              0-11791                                13-2897997
--------------------------------------------------------------------------------
      (Commission File Number)            (IRS Employer Identification No.)

             2091 Business Center Drive, Suite 100, Irvine, CA 92612
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (949) 263-0910
                                 --------------

ITEM 4.01.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On May 18, 2004 the Company began a search to identify a new firm to perform the annual audit of PurchaseSoft, Inc.'s May, 2004 financial statements and the reviews of its quarterly financial statements. The bid by its existing firm Spector & Wong, LLP was withdrawn by mutual consent on April 10, 2004. On July 8, 2004 Spector & Wong was dismissed.

The reports of Spector & Wong, LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles with the exception of the following opinion:

         On December 21, 2001, the Board of Directors of the Company approved a plan to wind down the operations of the Company, which included salvaging the value of its assets during the wind down (the "Plan"). The key objectives of the Plan are (1) to conserve the assets of the Company in order to extend operations pending a sale; (2) to maximize the value of the Company's assets in any sale to third party; and (3) to maintain the value in public shell if possible. As a result of the adoption of the Plan and the imminent nature of the liquidation, the Company adopted the liquidation basis of accounting effective December 1, 2001. The liquidation basis of accounting requires the Company to accrue an estimate for all liabilities related to expenses to be incurred during the wind down period. Additionally, assets are stated at their estimated net realizable value and liabilities are stated at their anticipated settlement amounts. The estimated net realizable value of assets represents management's best estimated of the recoverable value of the assets, net of selling expenses, and without consideration for the effect that the settlement of any litigation may have on the value of the assets.

         On November 8, 2002, the Board of Directors approved a plan for the restart of service and support to previous Company's customers and for the cessation of the wind down of operations. Under this plan, the Company will engage certain subcontractors to provide management, sales and support through commissions and revenue sharing agreements. With the first new revenue generated in the fourth quarter of fiscal year ended May 31, 2003, the Company changed its accounting method from liquidating basis to going concern basis effective on March 1, 2003.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended May 31, 2002 and May 31, 2003, and in the subsequent interim period, there were no disagreements with Spector & Wong, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Spector & Wong, LLP would have caused Spector & Wong, LLP to make reference to the matter in their report. Further, Spector & Wong, LLP did not advise the Company of any "reportable events" pursuant to Item 304(a)(1)(v) of Regulation S-K in connection with the audits of the Company's financial statements for each of the two fiscal years ended May 31, 2002 and May 31, 2003 respectively, or in the subsequent interim period.

On July 8, 2004, the Board approved and named Mendoza Berger Company, LLP as its independent accounting firm, replacing Spector & Wong, LLP. Mendoza Berger Company, LLP began its engagement with the audit of PurchaseSoft, Incs's May 31, 2004 fiscal year end financial statement.

During the two most recent fiscal years ended May 31, 2002 and 2003, and through July 8, 2004, the Company did not consult with Mendoza Berger Company, LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as that terms id defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions that Item) or a reportable event (as the term is defined in Item 304(a)(1)(v) of Regulation S-K).

There were no disagreements with Spector & Wong, LLP.

ITEM 9.01 - Exhibits

     Exhibit 16.1   Statement from Spector & Wong, LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PURCHASESOFT, INC.


                  BY:    /S/ STEVEN A. FLAGG
                         -------------------------------------
                  NAME:  STEVEN A. FLAGG
                  TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         (PRINCIPAL EXECUTIVE OFFICER)


Dated: September 15, 2005